                                                                      EXHIBIT 21

                          SUBSIDIARIES OF ADVO, INC.
                           AS OF SEPTEMBER 27, 1997

                                                                PERCENT OF VOTING
  STATE OF                                                      SECURITIES OWNED AS
INCORPORATION    NAME OF SUBSIDIARY                             OF SEPTEMBER 27, 1997
-------------    -------------------                            ---------------------
   Delaware      Trans-ADVO, Inc.                                       100
   Delaware      ADVO Investment Company, Inc.                          100
   Delaware      ADVO Creative Services, Inc.                           100
   Delaware      Value Fair, Inc.                                       100
   Delaware      MBV, Inc.                                              100
   Delaware      Stighen, Inc. (formerly Marketing Force, Inc.)         100(1)

(1) Owned by ADVO Investment Company, Inc.